REVOCABLE PROXY

                          MARION CAPITAL HOLDINGS, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

                            [_________________], 2000


         The undersigned hereby appoints the Board of Directors of Marion Capitol Holdings, Inc. ("Marion Capital"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Marion Capital which the undersigned is entitled to vote at Marion Capital's Special Meeting of Shareholders (the "Meeting"), to be held on [_______day], [_____________ __], 2000, at
[_____________________________________________________________________________],
located at  [____________________________________________]  at  [__:__]  [_].m.,
local time, and at any and all adjournments and postponements thereof, as follows:

     The approval of an Agreement and Plan of Merger by and between Marion Capital Holdings, Inc. and MutualFirst Financial, Inc., dated June 7, 2000.

                       FOR               AGAINST         ABSTAIN
                       ---                 ---             ---
                      |   |               |   |           |   |
                       ---                 ---             ---

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" adoption of the Merger Agreement.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.




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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The shareholder may revoke this proxy at any time before it is voted by: (1) filing with the Secretary of Marion Capital at or before the Meeting a written notice of revocation bearing a later date than this proxy; (2) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Marion Capital at or before the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned  acknowledges receipt from Marion Capital, prior to the
execution  of  this  proxy,   of  Notice  of  the  Meeting  and  a  Joint  Proxy
Statement/Prospectus.


        Dated:  ________________________




       --------------------------------     ------------------------------------
       PRINT NAME OF SHAREHOLDER            PRINT NAME OF SHAREHOLDER


       --------------------------------     ------------------------------------
       SIGNATURE OF SHAREHOLDER             SIGNATURE OF SHAREHOLDER


                           Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.

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                     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                                    THE ENCLOSED POSTAGE-PAID ENVELOPE
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                                                         YES               NO
I Plan to attend the Marion Capital Holdings, Inc.        _                 _
Special Meeting.                                         |_|               |_|